Exhibit 99.2

COMBINED UNAUDITED FINANCIAL STATEMENTS

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

September 30, 2022

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

COMBINED FINANCIAL STATEMENTS

Contents

Combined Balance Sheets as of December 31, 2021 and September 30, 2022 (unaudited)	1
Combined Statements of Income (unaudited)	2
Consolidated Statement of Net Parent Investment (unaudited)	3
Combined Statements of Cash Flows (unaudited)	4
Notes to Combined Financial Statements (unaudited)	5

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

COMBINED BALANCE SHEETS

(In thousands)

	December 31, 2021	September 30, 2022 (Unaudited)
ASSETS
Current Assets:
Cash	$—	$—
Accounts receivable, net	133,653	59,794
Due from affiliates, net (1)	—	19,624
Other current assets	990	486

Total Current Assets	134,643	79,904
Property and equipment, net	7,743	6,770
Other long-term assets	318	345
Goodwill	113,214	113,214
Other intangible assets, net	410	293

Total Assets	$256,328	$200,526

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,279	$792
Accrued liabilities	13,718	13,006
Medical claims payable	51,752	31,955
Other medical liabilities	29,238	2,114

Total Current Liabilities	96,987	47,867
Deferred income taxes	8	425
Other long-term liabilities	281	343

Total Liabilities	97,276	48,635
Net Parent investment	159,052	151,891

Total Liabilities and Equity	$256,328	$200,526

(1)	Refer to Note 5 “Related Party Transactions” for further detail.

See accompanying notes to Combined Financial Statements.

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

COMBINED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

(In thousands)

	2021	2022
Net revenue:
Managed care and other (2)	$501,831	$300,614

Total net revenue	501,831	300,614

Costs and expenses:
Cost of care (2)	339,146	106,251
Direct service costs and other operating expenses (1)	131,669	140,075
Depreciation and amortization	5,902	4,902
Interest expense for note payable to parent (2)	1,247	—

Total costs and expenses	477,964	251,228

Income before income taxes	23,867	49,386
Provision for income taxes	6,225	12,902

Net income	$17,642	$36,484

(1)	Includes stock compensation expense of $972 and $586 for the nine months ended September 30, 2021 and 2022, respectively.
(2)	Refer to Note 5 “Related Party Transactions” for further detail.

See accompanying notes to Combined Financial Statements.

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

COMBINED STATEMENTS OF NET PARENT INVESTMENT

(Unaudited)

(In thousands)

Total
Balance at December 31, 2020	$114,701
Stock compensation expense	972
Net income	17,642
Net transfers to Parent	(13,693)

Balance at September 30, 2021	$119,622

Balance at December 31, 2021	$159,052
Stock compensation expense	586
Net income	36,484
Net transfers to Parent	(44,231)

Balance at September 30, 2022	$151,891

See accompanying notes to Combined Financial Statements.

MAGELLAN SPECIALTY HEALTH

(A Business of Magellan Health, Inc.)

COMBINED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

(In thousands)

	2021	2022
Cash flows from operating activities:
Net income	$17,642	$36,484
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,902	4,902
Non-cash stock compensation expense	972	586
Non-cash income tax provision	(330)	417
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(25,196)	9,918
Due from affiliates, net (1)	—	4,983
Accounts payable and accrued liabilities	(6,508)	(1,704)
Medical claims payable and other medical liabilities	25,398	(8,082)
Other assets and liabilities	(321)	(380)

Net cash provided by operating activities	17,559	47,124

Cash flows from investing activities:
Capital expenditures	(3,866)	(2,893)

Net cash used in investing activities	(3,866)	(2,893)

Cash flows from financing activities:
Net transfers (to) from Parent	(13,693)	(44,231)

Net cash used in financing activities	(13,693)	(44,231)

Net increase (decrease) in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

(1)	Refer to Note 5 “Related Party Transactions” for further detail.

See accompanying notes to Combined Financial Statements.

MAGELLAN SPECIALTY HEALTH

(A business of Magellan Health, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Nature of Operations

The accompanying combined carve-out financial statements include the historical accounts of Magellan Specialty Health (referred to as Specialty Health or the “Company”), part of the Healthcare segment of Magellan Health, Inc. (“Magellan” or the “Parent”). Magellan was acquired by, and became a wholly owned subsidiary of, Centene Corporation (“Centene”) effective as of January 4, 2022.

The Company is a leader within the healthcare management business and is focused on delivering innovative specialty solutions for the fastest growing, most complex areas of healthcare. The Company develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making and positively impact members’ health outcomes. The Company provides its management services primarily through: (i) risk-based contractual arrangements or (ii) administrative services only (“ASO”) contractual arrangements. Additional information regarding the Company’s contractual arrangements is provided in “Revenue Recognition” below.

The Company’s customers include health plans for whom Magellan provides carve-out management services for areas of specialty healthcare including diagnostic imaging, musculoskeletal management, cardiac and physical medicine. These management services can be applied broadly across commercial, Medicaid and Medicare populations, or on a more targeted basis for our health plan customers.

The accompanying interim financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited financial statements for the fiscal years ended December 31, 2020 and 2021. Footnote disclosures that would substantially duplicate the disclosures contained in the December 31, 2020 and 2021 audited financial statements have been omitted from these interim financial statements, where appropriate. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of the interim periods presented.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) from the consolidated financial statements and accounting records of Magellan using the historical results of operations and historical cost basis of the assets and liabilities of Magellan that comprise Specialty Health. On January 4, 2022, due to the acquisition of Magellan by Centene both Magellan and Specialty Health are wholly owned subsidiaries of Centene. The operations comprising Specialty Health are in various legal entities, owned 100% by the Parent, in which Specialty Health has no direct ownership relationship. References in these Combined Financial Statements to subsidiaries of Magellan Specialty Health refers to legal entities that are primarily engaged in operating activities that are dedicated to the business of Specialty Health. The Company’s business is primarily composed of all of the business of National Imaging Associates, Inc. (“NIA”), as well as the specialty risk business written by Magellan Providers of Texas, Inc. (“MPT”) and Magellan Life Insurance Company (“MLIC”). Effective January 1, 2022, the risk business written by MPT and MLIC converted to non-risk. This non-risk business is written by NIA as of January 1, 2022. The financial statements have been derived from Magellan’s historical accounting records and are presented on a carve-out basis.

The Company has historically operated as part of Magellan and not as a stand-alone company and has no separate legal status or existence, this structure has continued subsequent to the acquisition by Centene. Consequently, stand-alone financial statements have not historically been prepared by Specialty Health. The accompanying Combined Financial Statements have been prepared from Magellan’s historical consolidated financial statements and accounting records and are presented on a stand-alone basis as if the Company’s operations had been conducted independently from Magellan. All intercompany accounts within Specialty Health have been eliminated within these statements. As a result of Magellan’s acquisition by Centene as of January 4, 2022, all of the Company’s service contracts with Centene represent related party business starting in 2022. Refer to Note 5 “Related Party Transactions” for further detail.

The Combined Statements of Income include revenues and costs directly attributable to Specialty Health as well as an allocation of expenses related to functions and services provided by our Parent. The functions and services provided by Magellan has not changed with the acquisition of Magellan by Centene. No additional costs from Centene’s corporate functions have been allocated. The allocation methodologies have been described within the notes to the combined financial statements where appropriate. These methodologies were primarily based on cost centers specific to the Company’s operations, as well as direct labor costs incurred by Specialty Health compared to Magellan, and the Company’s proportionate share of Magellan’s full-time employees. These allocated costs are primarily related to corporate administrative expenses, and other corporate support services. The allocated costs are deemed to be settled by Specialty Health to the Parent in the period in which the expense was recorded in the Combined Statements of Income. The Combined Statements of Cash Flows present these allocated Parent functional costs as cash flows from operating activities. Due to the inherent limitation of allocations, there can be no assurance that allocated costs represent arm’s length transactions.

Current and deferred income taxes and related tax expense have been determined based on the stand-alone results of the Company by applying Accounting Standards Codification No. 740, Income Taxes (“ASC 740”), to Specialty Health’s operations as if it was a separate taxpayer (i.e. following the Separate Return Methodology).

The Combined Balance Sheets include all assets and liabilities that are attributable to the Specialty Health business. Assets and liabilities in shared entities were included in the stand-alone financial statements to the extent the asset is primarily used by Specialty Health. If Specialty Health is not the primary user of the asset, it was excluded entirely from the Combined Financial Statements. Any such items which exist in other entities, whether shared or otherwise, are outside of the control of Specialty Health and have been excluded from the

Combined Financial Statements. Our Parent’s third-party debt and the related interest have not been allocated to us for any of the periods presented because our Parent’s borrowings are primarily for corporate cash purposes and are not directly attributable to the Company. In addition, the Company did not guarantee the debt nor is the Company jointly and severally liable for Parent’s debt.

The Company utilizes the Parent’s centralized processes and systems for cash management, payroll, purchasing, and distribution. Accordingly, cash, related party debt and related party interest have been attributed to Specialty Health in the Combined Financial Statement only to the extent such items have been legal entitled to the Company. The net results of these cash transactions between the Company and the Parent are reflected within net parent investment in the accompanying combined balance sheets. In addition, net parent investment represents the Parent’s interest in the recorded net assets of Specialty Health and represents the cumulative net investment by the Parent in Specialty Health through the dates presented, inclusive of cumulative operating results.

The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in net Parent investment and cash flows of Specialty Health in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

Basis of Combination

The Combined Financial Statements are presented on a stand-alone basis and include the financial position, statements of income and cash flows of Specialty Health. All significant intercompany accounts and transactions within Specialty Health have been eliminated in the accompanying Combined Financial Statements. All intercompany balance receivables and payables between our Parent and Specialty Health are considered settled through net transfers to Parent. As a result of Magellan’s acquisition by Centene, in 2022 Centene completed purchase accounting for Magellan. This purchase accounting resulted in adjustments to goodwill and intangible assets for the Company. Centene elected to not push the adjusted goodwill and intangible asset balances from purchase accounting down to the Company, thus the accompanying financial statements do not reflect such activity.

Net Parent Investment

Specialty Health‘s equity on the Combined Balance Sheets represents our Parent’s historical net investment in the Company, and is presented as “net parent investment” in lieu of stockholders’ equity given Specialty Health has no direct ownership relationship in the various entities comprising its operations. The Combined Statements of net parent investment include corporate allocations, net cash transfers and other property transfers between our Parent and the Company. All transactions reflected in net parent investment in the accompanying Combined Balance Sheets have been considered cash receipts and payments for purposes of the Combined Statements of Cash Flows and are reflected as financing activities in the accompanying Combined Statements of Cash Flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates of the Company can include, among other things, valuation of intangible assets, medical claims payable, other medical liabilities, stock compensation assumptions, tax contingencies and legal liabilities. In addition, the Company also makes estimates in relation to revenue recognition under Accounting Standard Codification 606 (“ASC 606”) which are explained in more detail in “Revenue Recognition” below. Actual results could differ from those estimates.

Revenue Recognition

All of the Company’s revenues are derived from business in North America. The following tables disaggregate our revenue for the nine months ended September 30, 2021 and 2022 by major service line, type of customer and timing of revenue recognition (in thousands):

	2021	2022
Major Service Lines
Risk-based	$399,180	$134,479
ASO	102,651	166,135

Total net revenue	$501,831	$300,614

Type of Customer
Government	$—	$—
Non-government	501,831	300,614

Total net revenue	$501,831	$300,614

Timing of Revenue Recognition
Transferred at a point in time	$—	$—
Transferred over time	501,831	300,614

Total net revenue	$501,831	$300,614

Per Member Per Month (“PMPM”) Revenue. The Company provides its management services primarily through: (i) risk-based contractual arrangements, where the Company assumes all or a substantial portion of the responsibility for the cost of providing treatment services in exchange for a fixed PMPM capitation payment, or (ii) ASO contractual arrangements, where the Company provides services such as utilization review, but does not assume full responsibility for the cost of the treatment services, in exchange for an administrative fee and, in some instances, shared savings. For the risk-based contractual arrangements, the Company acts as the principle and assumes the risks for costs associated with providing services to the customers. As a result, the PMPM on a risk-based contract is determined at an amount to account for the costs assumed by the Company. Accordingly, revenue is recognized on a gross basis. Under the ASO contractual arrangements, the Company acts as an agent and does not assume the risks for costs associated with providing services to the customers. As a result, the PMPM on an ASO contract is determined at a lower amount to account for the absence of risk, and revenue is recognized on a net-basis.

Almost all of the Specialty Health revenue is paid on a PMPM basis and is inclusive of revenue from the Company’s risk-based contracts and ASO contracts for services provided to its customers. PMPM contracts generally have a term of one year or longer. All managed care contracts have a single performance obligation that constitutes a series for the provision of managed healthcare services for a population of enrolled members for the duration of the contract. The transaction price for risk-based contracts or ASO contracts is entirely variable as it primarily includes PMPM fees associated with unspecified membership that fluctuates throughout the contract. In certain contracts, PMPM fees also include adjustments for things such as performance incentives, performance guarantees and risk shares.

The Company generally estimates the transaction price using an expected value methodology and amounts are only included in the net transaction price to the extent that it is probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. The majority of the Company’s net PMPM transaction price relates specifically to its efforts to transfer the service for a distinct increment of the series (e.g. day or month) and is recognized as revenue in the month in which members are entitled to service. The remaining transaction price is recognized over the contract period (or portion of the series to which it specifically relates) based upon estimated membership as a measure of progress.

The performance obligation on an activity-based contract is to stand ready to provide the activity or services purchased by the customer. The performance obligation represents a series for the duration of the arrangement. The reimbursement rate is fixed per the contract; however, the level of activity is variable. A majority of the Company’s cost reimbursement transaction price relates specifically to its efforts to transfer the service for a distinct increment of the series (e.g. day or month) and is recognized as revenue when the portion of the series for which it relates has been provided.

In accordance with ASC 606-10-50-13, the Company is required to include disclosure on its remaining performance obligations as of the end of the current reporting period. The majority of the Company’s contracts meet certain exemptions as defined in ASC 606-10-50-14 through 606-10-50-14A, including (i) performance obligation is part of a contract that has an original expected duration of one year or less; (ii) the right to invoice practical expedient; and (iii) variable consideration related to unsatisfied performance obligations that is allocated entirely to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation, and the terms of that variable consideration relate specifically to our efforts to transfer the distinct service, or to a specific outcome from transferring the distinct service. For the Company’s contracts that pertain to these exemptions: (i) the remaining performance obligations primarily relate to the provision of managed healthcare services to the customers’ membership; (ii) the estimated remaining duration of these performance obligations ranges from the remainder of the current calendar year to three years; and (iii) variable consideration for these contracts primarily includes net per member per month fees associated with unspecified membership that fluctuates throughout the contract.

Accounts Receivable and Contract Assets

Accounts receivable and contract assets consisted of the following (in thousands):

	January 1, 2022	September 30, 2022
Accounts receivable	$130,576	$77,083
Contract assets	3,028	2,704

In the nine months ended September 30, 2022, accounts receivable, which are included in accounts receivable and due from affiliates on the combined balance sheets, decreased by ($53.5) million, mainly due to customer settlements received for prior years with multiple customers and purchase of Magellan by Centene with all accounts receivable between Magellan and Centene being eliminated in consolidation. Such decreases were partially offset by the net intercompany amount due to Magellan from Centene. In the nine months ended September 30, 2022, contract assets, which are included in accounts receivable and other current assets on the combined balance sheets, decreased by ($0.3) million, mainly due to timing of settlement of shared savings with customers.

The Company’s accounts receivable consists of amounts due from customers throughout the United States. Collateral is generally not required. A majority of the Company’s contracts have payment terms in the month of service, or within a few months thereafter. The timing of payments from customers from time to time generates contract assets or contract liabilities, however these amounts are immaterial.

The Company’s accounts receivable is net of an allowance for credit losses. The estimate of current expected credit losses on trade receivables considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. Management elected to disaggregate trade receivables into business segments due to risk characteristics unique to each platform given the individual lines of business and market. Pooling was further disaggregated based on either geography or product type.

The Company leveraged historical write offs over a defined lookback period in deriving a historical loss rate. The expected credit loss model further considers current conditions and reasonable and supportable forecasts through the use of an adjustment for current and projected macroeconomic factors. Management identified appropriate macroeconomic indicators based on tangible correlation to historical losses, giving consideration to the location and risks associated with the Company’s customers.

Significant Customers

Customers exceeding ten percent of the combined Company’s net revenues

There were three customers that generated in excess of ten percent of net revenues for the nine months ended September 30, 2021 and 2022 (in thousands)

Customer	Term Date	2021		2022
Centene (1)	December 31, 2024	$300,450		$102,154
Customer A	December 31, 2023	$83,530		$97,098
Customer B	November 30, 2023	$39,117	*	$39,245

(1)

This customer’s contract switched from a risk-based contractual arrangement to a ASO contractual arrangement effective January 1, 2022. Effective January 4, 2022, this is related party revenue, refer to Note 5 “Related Party Transactions” for further detail.

*	Revenue amount did not exceed 10% of net revenues for the year presented. Amount is shown for comparative purposes only.

Cost of Care, Medical Claims Payable and Other Medical Liabilities

Cost of care is recognized in the period in which members receive managed healthcare services. In addition to actual benefits paid, cost of care in a period also includes the impact of accruals for estimates of medical claims payable. Medical claims payable represents the liability for healthcare claims reported but not yet paid and claims incurred but not yet reported (“IBNR”) related to the Company’s managed healthcare businesses. Such liabilities are determined by employing actuarial methods that are commonly used by health insurance actuaries and that meet actuarial standards of practice.

The IBNR portion of medical claims payable is estimated based on past claims payment experience for member groups, enrollment data, utilization statistics, authorized healthcare services and other factors. This data is incorporated into contract-specific actuarial reserve models and is further analyzed to create “completion factors” that represent the average percentage of total incurred claims that have been paid through a given date after being incurred. Factors that affect estimated completion factors include benefit changes, enrollment changes, shifts in product mix, seasonality influences, provider reimbursement changes, changes in claims inventory levels, the speed of claims processing and changes in paid claim levels. Completion factors are applied to claims paid through the financial statement date to estimate the ultimate claim expense incurred for the current period. Actuarial estimates of claim liabilities are then determined by subtracting the actual paid claims from the estimate of the ultimate incurred claims. For the most recent incurred months (generally the most recent two months), the percentage of claims paid for claims incurred in those months is generally low. This makes the completion factor methodology less reliable for such months. Therefore, incurred claims for any month with a completion factor that is less than 70 percent are generally not projected from historical completion and payment patterns; rather they are projected by estimating claims expense based on recent monthly estimated cost incurred per member per month times membership, taking into account seasonality influences, benefit changes and healthcare trend levels, collectively considered to be “trend factors.” For new contracts, the Company estimates IBNR based on underwriting data until it has sufficient data to utilize these methodologies.

Medical claims payable balances are continually monitored and reviewed. If it is determined that the Company’s assumptions in estimating such liabilities are significantly different than actual results, the Company’s results of operations and financial position could be impacted in future periods. Adjustments of prior period estimates may result in additional cost of care or a reduction of cost of care in the period an adjustment is made. Further, due to the considerable variability of healthcare costs, adjustments to claim liabilities occur each period and are sometimes significant as compared to the net income recorded in that period. Prior period development is recognized immediately upon the actuary’s judgment that a portion of the prior period liability is no longer needed or that additional liability needs to be accrued. The following table presents the components of the change in medical claims payable for the nine months ended September 30, 2021 and 2022 (in thousands):

	2021	2022
Claims payable and IBNR, beginning of period	$26,720	$61,531
Cost of care:
Current Year	339,358	108,629
Prior Years (3)	(212)	(2,378)

Total cost of care	339,146	106,251

Claim payments and transfers to other medical liabilities (1)
Current Year	286,620	97,078
Prior Years	23,509	54,163

Total claim payments and transfers to other medical liabilities	310,129	151,241

Claims payable and IBNR, end of period	55,737	16,541
Withhold (receivable) payable, end of period (2)	(26,315)	26,771

Medical claims payable, end of period	29,422	43,312
Balance included in due from affiliates (See Note 5)	—	(11,357)

Medical claims payable, end of period	$29,422	$31,955

(1)

For any given period, a portion of unpaid medical claims payable could be covered by risk share or reinvestment liabilities (discussed below) and may not impact the Company’s results of operations for such periods.

(2)	Medical claims payable is offset by customer withholds from capitation payments in situations in which the customer has the contractual requirement to pay providers for care incurred.
(3)	Favorable development in 2021 and 2022 was $0.2 million and $2.4 million, respectively, and was mainly related to lower medical trends and faster claims completion than originally assumed.

Actuarial standards of practice require that claim liabilities be adequate under moderately adverse circumstances. Adverse circumstances are situations in which the actual claims experience could be higher than the otherwise estimated value of such claims. In many situations, the claims paid amount experienced will be less than the estimate that satisfies the actuarial standards of practice. Any prior period favorable cost of care development related to a lack of moderately adverse conditions is excluded from “Cost of Care – Prior Years” adjustments, as a similar provision for moderately adverse conditions is established for current year cost of care liabilities and therefore does not generally impact net income.

The Company believes that the amount of medical claims payable is adequate to cover its ultimate liability for unpaid claims as of September 30, 2022; however, actual claims payments may differ from established estimates.

Other medical liabilities consist primarily of “profit share” payables under certain risk-based contracts. Under a contract with profit share provisions, if the cost of care is below certain specified levels, the Company will “share” the cost savings with the customer at the percentages set forth in the contract. In addition, certain contracts include provisions to provide the Company additional funding if the cost of care is above the specified levels.

3. Income Tax

Income Tax Expense

The Company’s effective tax rate from continuing operations was an expense of 26.1 percent and 26.1 percent for the nine-month periods ended September 30, 2021 and 2022, respectively.

Based on the stand-alone approach used to determine the deferred income taxes, the Company has no net operating losses to reduce federal, state, or local taxable income in 2022 and subsequent years.

Uncertain Tax Positions

Magellan continually performs a comprehensive review of its tax positions and accrues amounts for tax contingencies related to uncertain tax positions. Based upon these reviews, no uncertain tax positions were related to the Company and no uncertain tax positions were identified on a stand-alone basis.

4. Commitments and Contingencies

Insurance

The Company is covered under Magellan’s professional liability and managed care errors and omissions liability insurance, which is written on a “claims-made” basis and has been renewed through November 1, 2023. In addition, the Company is covered under Magellan’s general liability insurance policy, which is written on an “occurrence” basis and has been renewed through June 1, 2023.

Regulatory Issues

The managed healthcare industry is subject to numerous laws and regulations. The subjects of such laws and regulations cover, but are not limited to, matters such as licensure, accreditation, government healthcare program participation requirements, information privacy and security, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Over the past several years, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse and false claims statutes and/or regulations by healthcare organizations and insurers. Entities that are found to have violated these laws and regulations may be excluded from participating in government healthcare programs, subjected to fines or penalties or required to repay amounts received from the government for previously billed patient services. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.

In addition, regulators of certain of the Company’s subsidiaries may exercise certain discretionary rights under regulations including increasing their supervision of such entities, requiring additional restricted cash or other security or seizing or otherwise taking control of the assets and operations of such subsidiaries.

Legal

The Company’s operating activities entail significant risks of liability. From time to time, the Company is subject to various actions and claims arising from the acts or omissions of its employees, network providers or other parties. In the normal course of business, the Company receives reports relating to deaths and other serious incidents involving patients whose care is being managed by the Company. Such incidents occasionally give rise to malpractice, professional negligence and other related actions and claims against the Company or its network providers. Many of these actions and claims received by the Company seek substantial damages and therefore require the Company to incur significant fees and costs related to their defense.

The Company is also subject to or party to certain class actions and other litigation and claims relating to its operations or business practices, including network provider reimbursement, employment practices and privacy and data protection. The Company has recorded reserves that, in the opinion of management, are adequate to cover litigation, claims or assessments that have been or may be asserted against the Company, and for which the outcome is probable and reasonably estimable. Management believes that the resolution of such litigation and claims will not have a material adverse effect on the Company’s financial condition or results of operations; however, there can be no assurance in this regard.

5. Related Party Transactions

Historically, the Company has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to Specialty Health and reflected as expenses in the Combined Financial Statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to Specialty Health for purposes of the stand-alone financial statements. However, the expenses reflected in the Combined Financial Statements may not be indicative of the actual expenses that would have been incurred during the periods presented if Specialty Health historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the Combined Financial Statements may not be indicative of related expenses that will be incurred in the future by Specialty Health.

As a result of Magellan’s acquisition by Centene as of January 4, 2022, all of the Company’s service contracts with affiliate entities of Centene represent related party business starting in 2022. On the accompanying September 30, 2022 balance sheet, all related party balances have been reflected as a net due from affiliates of $19.6 million. Reflected below are the components of this net due from affiliate balance as of September 30, 2022. At December 31, 2021, since Centene was not a related party all activity was disclosed within the corresponding balances listed below and not reflected as a net receivable from affiliates.

	December 31, 2021	September 30, 2022
Accounts receivable	$63,941	$65,092
Medical claims payable	(17,453)	(11,357)
Other medical liabilities	(21,386)	(31,421)
Accrued liabilities	(495)	(2,690)

Due from affiliates, net	$24,607	$19,624

Reflected below are the related party revenue and cost of care from the Company’s service contracts with Centene for the nine months ended September 30, 2022, as well as the comparable balances for the nine months ended September 30, 2021.

	September 30, 2021	September 30, 2022
Managed care and other revenue	$300,450	$102,154
Cost of care	234,022	(4,745)

Centralized Treasury

Treasury activities, including activities related to the Company, are centralized by the Parent such that net cash collections and disbursements are generally distributed to the Parent and reflected as net Parent investment. All of Specialty Health’s transactions with the Parent are considered to be financing transactions, which are presented as Net Transfers to Parent in the accompanying statements of cash flows.

General Corporate Overhead / Costs

The Combined Statements of Income include revenues and costs directly attributable to Specialty Health as well as an allocation of expenses related to centralized functions and services provided by our Parent. The allocable costs were primarily based on identification of cost centers specific to the Company’s operations and were allocated by direct labor costs incurred by Specialty Health compared to Magellan, and the Company’s proportionate share of Magellan’s full-time employees. These allocated costs are primarily related to corporate administrative expenses, and other corporate support services. The Company was allocated direct service costs and other operating expenses of $125.0 million and $132.2 million for the nine months ended September 30, 2021 and 2022, respectively, from Magellan. In addition, the Company was attributed liabilities of $14.2 million and $13.6 million at December 31, 2021 and September 30, 2022, respectively, from Magellan. These liabilities are included in accounts payable, accrued liabilities and other long-term liabilities on the Company’s combined balance sheets.

Note Payable

In 2013, the Company executed a $150.0 million intercompany note agreement with a subsidiary of the Parent (the “Note”). The Note bore interest at a rate of the Prime Rate plus 1.5 percent. At December 31, 2019 the Note balance was $40.0 million. In the year ended December 31, 2020, the Company repaid $5.0 million of the Note. In December 2021, the Note was assigned by the Parent to the Company, effectively resulting in the cancellation of the Note agreement through a non-cash transaction.

Depreciation Expense

Included in depreciation expense for the nine months ended September 30, 2021 and 2022 is $1.1 million and $1.1 million, respectively, related to a claims system retained by the Parent for which the Company was allocated a portion of the related depreciation for its shared usage.

6. Subsequent Events

On November 17, 2022, Magellan Health, Inc. and Magellan Healthcare, Inc. executed a definitive agreement to sell Magellan’s Specialty Health business to Evolent Health, Inc. (“Evolent”) (collectively the “Sale”). The closing of the Sale is subject to U.S. federal antitrust clearance, and satisfaction of other customary closing conditions. Given MPT and MLIC no longer have any specialty business, the only legal entities included in the Sale are NIA and its non-dissolved subsidiaries. In addition to the Sale, Evolent and Centene are expanding Centene’s relationship with NIA and extending NIA’s contracts with Centene through 2027.

The Company has evaluated events of which it is aware occurring after September 30, 2022 through December 22, 2022, the date the financial statements were available to be issued. The Company did not have any material recognizable subsequent events during this period other than the item described above.